Exhibit 99.1

COMPANY CONTACTS: Spectranetics Corporation

Guy Childs, Chief Financial Officer

(719) 633-8333

INVESTOR CONTACTS:

Lippert/Heilshorn & Associates, Inc.

Don Markley or Bruce Voss (310) 691-7100 dmarkley@lhai.com

FOR IMMEDIATE RELEASE

SPECTRANETICS REPORTS FIRST QUARTER REVENUE OF $29.0 MILLION

Turbo-Tandem™ Product Launch Drives 14% Sequential Increase in Peripheral Atherectomy Sales

Pre-Tax Loss Reduced by 68% Compared with First Quarter of 2009

COLORADO SPRINGS, Colo. (April 28, 2010) — Spectranetics Corporation (Nasdaq: SPNC) today reported financial results for the quarter ended March 31, 2010.

Revenue for the first quarter of 2010 was $29.0 million, up 6% compared with revenue of $27.3 million for the first quarter of 2009.  The pre-tax loss for the first quarter of 2010 was $924,000, a significant reduction from a $2,889,000 pre-tax loss during the first quarter of 2009.

“We completed the successful initial launch of the Turbo-Tandem in the latter half of the first quarter, achieving over $1.0 million in sales. As a result, our peripheral atherectomy business grew 14% sequentially and 6% year-over-year. I am also pleased with the continued growth of our Lead Management business which increased 21% year-over-year,” said Emile J. Geisenheimer, Chairman, President and Chief Executive Officer.  “We are now starting to see the benefits of our expense management activities, which are reflected in the significant reduction in our pre-tax loss as compared with last year’s first quarter.  Continued discipline in the area of expense management combined with ongoing revenue growth is a key focus as we strive to achieve our stated goal of profitability for the full year 2010.”

The pre-tax loss during the first quarter of 2010 includes $353,000 of legal and other costs related to the federal investigation. The pre-tax loss during the first quarter of 2009 included $1,373,000 of costs associated with the federal investigation.  Excluding these special items in both periods, the adjusted pre-tax loss was $571,000 in the first quarter of 2010, compared with an adjusted pre-tax loss of $1,526,000 in the first quarter of 2009. A further description of these special items and a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP are provided immediately following the financial tables under Reconciliation of Non-GAAP Financial Measures.

First Quarter Revenue Review

Vascular Intervention revenue rose 1% to $15.5 million, Lead Management revenue increased 21% to $9.9 million, laser equipment revenue declined 9% to $1.3 million, and service and other revenue declined 5% to $2.3 million, all compared with the first quarter of 2009.  Vascular Intervention sales include three product lines — atherectomy (including peripheral and coronary), which increased 2%, crossing solutions, which decreased 1%, and thrombectomy, which increased 7%, all compared with the first quarter of 2009.

On a geographic basis, revenue in the United States was $24.9 million in the first quarter of 2010, an increase of 6% from the prior year first quarter.  International revenue totaled $4.1 million, an increase of 10% from the first quarter of 2009.

Cash, cash equivalents and current investment securities totaled $21.1 million at March 31, 2010, compared with $19.1 million at December 31, 2009. In addition, the Company holds $6.9 million of auction-rate securities at March 31, 2010, a decrease from $9.8 million at December 31, 2009 due primarily to the sale of one of the auction rate security positions during the first quarter of 2010.  These securities are included as investment securities — non-current on our balance sheet.

2010 Outlook

The Company reiterates its outlook for 2010 full year performance, which is described below.

The Company continues to expect revenue growth during 2010 in both the Vascular Intervention and Lead Management business units and expects higher growth rates internationally than in the United States.

Excluding any impact of the Turbo-Tandem product launch, the Vascular Intervention revenue growth rate is anticipated to be in the low to mid-single digits during 2010 as compared with 2009. Including the impact of the Turbo-Tandem product launch, the Vascular Intervention revenue growth rate is anticipated to be in the high single digits to low-teens. The Lead Management revenue growth rate in 2010 as compared with 2009 is anticipated to be in the mid-teens.

Laser equipment revenue and service and other revenue are expected to grow in the low to mid-single digits during 2010 as compared with 2009.

Gross margin is expected to be in the range of 71% to 72% for the year ended December 31, 2010.

Management expects a pre-tax profit for the year ended December 31, 2010.

Conference Call

Management will host an investment-community conference call today beginning at 9:00 a.m. Mountain time, 11:00 a.m. Eastern time, to discuss these results.  Individuals interested in listening to the conference call should dial (888) 803-8271 for domestic callers, or (706) 634-2467 for international callers.  The live conference call will also be available via the Internet on the investor relations section of www.spectranetics.com.

A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers and entering reservation code 70161704.  The web site replay will be available for 14 days following the completion of the call.

About Spectranetics

Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in

40 countries throughout the world and are used to treat arterial blockages in the heart and legs as well as the removal of problematic pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of peripheral and cardiac laser catheters for ablation of occluded arteries above and below the knee and within coronary arteries. The Company also markets aspiration and thrombectomy catheters for the removal of thrombus and support catheters to facilitate crossing of coronary and peripheral arterial blockages.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of problematic pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties may include adverse results of the securities litigation or the stockholder derivative litigation in which the Company or any of its officers or directors is a party, insufficient insurance coverage or the denial of insurance coverage related to legal costs or any settlement or judgment in connection with these proceedings, adverse impact to our business of the recently enacted healthcare reform bill and related legislation, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which, among other things, affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital and has rendered our investments in auction rate securities illiquid, market acceptance of excimer laser atherectomy technology, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of the Company’s strategic direction, dependence on new product development, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with the Company’s relocation and consolidation of its manufacturing operations, and price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts.  For a further list and description of such risks and uncertainties that could cause the actual results, performance or achievements of the Company to be materially different from any anticipated results, performance or achievements, please see the Company’s previously filed SEC reports. Spectranetics disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Spectranetics uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable U.S. GAAP measures for the respective periods, and an explanation of the Company’s use of these non-GAAP measures, can be found in Reconciliation of Non-GAAP Financial Measures immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION

Condensed Consolidated Statements of Operations

(000’s, except per share data and percentages)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue	$29,010	$27,303
Cost of revenue	8,367	8,271
Gross profit	20,643	19,032
Gross margin %	71%	70%
Operating expenses:
Selling, general and administrative	17,622	17,392
Research, development and other technology	3,699	3,282
Federal investigation legal and other costs	353	1,373
Total operating expenses	21,674	22,047
Operating loss	(1,031)	(3,015)
Other income, net	107	116
Loss before taxes	(924)	(2,899)
Income tax (expense) benefit	(34)	62
Net loss	$(958)	$(2,837)

Loss per common and common equivalent share
Basic and diluted	$(0.03)	$(0.09)

Weighted average shares outstanding
Basic and diluted	33,071	32,133

THE SPECTRANETICS CORPORATION

Condensed Consolidated Balance Sheets

(000’s)

	March 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets
Cash, cash equivalents and investment securities	$21,058	$19,053
Restricted cash	—	817
Accounts receivable, net	17,158	16,328
Inventories	8,214	8,462
Deferred tax asset, current	1,422	1,406
Other current assets	2,917	2,054
Total current assets	50,769	48,120
Property, plant and equipment, net	31,021	31,475
Investment securities, non-current	6,850	9,800
Deferred tax asset, non-current	5,063	5,079
Goodwill	5,569	5,569
Other assets	578	640
Total assets	$99,850	$100,683
Liabilities and stockholders’ equity
Current liabilities	$15,069	$15,162
Non-current liabilities	597	593
Stockholders’ equity	84,184	84,928
Total liabilities and stockholders’ equity	$99,850	$100,683

THE SPECTRANETICS CORPORATION

Supplemental Financial Information

(Unaudited)

Financial Summary
(000’s, except laser sales and installed base	2009				2010
amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Disposable products revenue:
Vascular Intervention revenue	$15,290	$16,017	$15,429	$15,204	$15,504
Lead Management revenue	8,173	8,773	9,839	9,997	9,919
Total disposable products revenue	23,463	24,790	25,268	25,201	25,423

Service and other revenue	2,380	2,294	2,192	2,461	2,264

Laser revenue:
Equipment sales	352	843	150	734	—
Rental fees	1,108	1,105	1,231	1,265	1,323
Total laser revenue	1,460	1,948	1,381	1,999	1,323

Total revenue	27,303	29,032	28,841	29,661	29,010

Non-GAAP adjusted pre-tax income (loss) excluding special items (1)	(1,526)	(1,190)	641	607	(571)
Pre-tax loss	(2,899)	(2,342)	(2,492)	(5,514)	(924)

Cash flow (used in) generated by operating activities	(1,997)	(1,132)	2,219	(4,481)	(693)
Total cash and current investment securities	18,403	15,623	18,298	19,053	21,058
Laser sales summary:
Laser sales from inventory	2	4	1	5	0
Laser sales from evaluation/rental units	0	1	1	0	0
Total laser sales	2	5	2	5	0

(1) Non-GAAP adjusted pre-tax income (loss) excluding special items is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table.

Worldwide Installed Base Summary:

Laser sales from inventory	2	4	1	5	0
Rental placements	22	21	25	16	17
Evaluation placements	10	5	4	7	5
Laser placements during quarter	34	30	30	28	22
Buy-backs/returns during quarter	(17)	(21)	(17)	(15)	(13)
Net laser placements during quarter	17	9	13	13	9
Total lasers placed at end of quarter	867	876	889	902	911

Reconciliation of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements prepared in accordance with GAAP, Spectranetics uses certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below.  An explanation of the manner in which the Company’s management uses these non-GAAP measures to conduct and evaluate its business and the reasons why management believes that these non-GAAP measures provide useful information to investors is provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION

Reconciliation of Pre-Tax Loss to Non-GAAP Adjusted Pre-Tax Loss
(000’s)
(unaudited)

	Three Months Ended March 31,
	2010	2009
Pre-tax loss, as reported (1)	$(924)	$(2,899)
Federal investigation legal and other costs (2)	353	1,373
Non-GAAP adjusted pre-tax loss	$(571)	$(1,526)

(1)   Given the Company’s significant historical net operating losses that are available to offset future taxable income, any income tax expense or benefit is a non-cash item.  As a result, management believes that pre-tax income or loss is the most appropriate measure of its operating performance.

(2)   As previously disclosed in filings with the SEC, on September 4, 2008, the Company was jointly served by the FDA and U.S. Immigration and Customs Enforcement with a search warrant issued by the United States District Court, District of Colorado.  The Company incurred significant legal and other expenses in this matter, beginning in the third quarter of 2008.

THE SPECTRANETICS CORPORATION

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss and
Net Loss per Share to Non-GAAP Adjusted Net Loss per Share
(000’s, except per share data)
(unaudited)

	Three Months Ended March 31,
	2010		2009
	Net loss	Impact per diluted share (1)	Net loss	Impact per diluted share (1)
Net loss, as reported	$(958)	$(0.03)	$(2,837)	$(0.09)
Federal investigation legal and other costs (2)	353	0.01	1,373	0.04
Non-GAAP adjusted net loss	$(605)	$(0.02)	$(1,464)	$(0.05)

(1)   Per share amounts may not add due to rounding.

(2)   In 2009 and 2010, the Company has not incurred any federal income tax expense or benefit; accordingly, there is no tax effect associated with these costs.

Spectranetics uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by unusual or infrequent charges not related to the Company’s regular, ongoing business. The Company’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in the Company’s business, assess the performance of the Company’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate the Company’s performance period over period and in relation to its competitors’ operating results.

Spectranetics believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see the Company’s results “through the eyes” of management. Spectranetics also believes that providing this information better enables the Company’s investors to understand the Company’s operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP. Some of the limitations associated with the Company’s use of these non-GAAP financial measures are:

•      The federal investigation legal and other costs that are excluded from net loss and net loss per share can have a material impact on cash flows, GAAP net loss and net loss per share and reflect economic costs to the Company which are not reflected in non-GAAP adjusted net loss and non-GAAP adjusted net loss per share.

•      Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than Spectranetics, limiting the usefulness of those measures for comparative purposes.

•      The Company’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures Spectranetics uses.

Spectranetics provides detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. Spectranetics encourages investors to review these reconciliations.

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